Client Id: 77 THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MARCH 04, 2020 / 1:30PM GMT OVERVIEW: Co. reported 4Q19 total net sales of $1.2b, adjusted non-GAAP operating income of $125m and adjusted non-GAAP net income per diluted share of $1.31. Expects FY20 net sales (including certain items) to be flat to up 2%. Also expects 1Q20 net sales (including certain items) to be down in mid-single digits YoverY. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call CORPORATE PARTICIPANTS Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO CONFERENCE CALL PARTICIPANTS Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer David Loughran Buckley BofA Merrill Lynch, Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Janine M. Stichter Jefferies LLC, Research Division - Equity Analyst Kate Bridget Fitzsimons RBC Capital Markets, Research Division - Assistant VP Kimberly Conroy Greenberger Morgan Stanley, Research Division - MD Mark R. Altschwager Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst Marni Shapiro The Retail Tracker - Co-Founder Paul Lawrence Lejuez Citigroup Inc, Research Division - MD and Senior Analyst Steven Emanuel Zaccone JP Morgan Chase & Co, Research Division - Analyst Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst Tiffany Ann Kanaga Deutsche Bank AG, Research Division - Research Associate PRESENTATION Operator Good day, everyone, and welcome to the Abercrombie & Fitch Fourth Quarter and Year-End Fiscal Year 2019 Earnings Call. Today's conference is being recorded. (Operator Instructions) And now at this time, I'd like to turn the call over to Pam Quintiliano. Please go ahead, ma'am. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our fourth quarter 2019 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our fourth quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include commentary on the estimated impact of the coronavirus on our operating results, are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mentioned today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning, everyone, and thank you for joining us. We ended 2019 on a strong note, growing top line while delivering a plus 1% comp for the quarter and a plus 1% comp for the year, which was our third consecutive year of positive comps. Importantly, we continue to make great progress against the transformation initiatives that we laid out at our 2018 Investor Day and expect to keep this momentum going. Over the past 2 years, in real estate, we provided 157 new store experiences, reduced gross square footage by 6%, closed 4 large footprint underperforming flagships and lowered store occupancy costs as a percent of sales by approximately 190 basis points. In digital and omni, we grew DTC revenues by double digits, implemented omnichannel capabilities across key global markets and equipped our store associates with handheld devices to improve shopping and checkout. In concept-to-customer product life cycle, we reduced our product development calendar by 4 weeks, improved lead times in our must-win, must-grow categories, lowered China production exposure from 42% in 2017 to 22% in 2019 and added manufacturing capacity across Southeast Asia. In customer engagement, we opened regional offices in London and Shanghai, launched personalization, evolved our Hollister and Abercrombie loyalty programs in the U.S. and introduced our loyalty program in China. And finally, outside of our stated transformation initiative, we continue to advance our ESG efforts, most notably with our participation in the UN Global Compact. We are excited about all that we have accomplished while cognizant that there is still work ahead. Here on campus, everyone knows that one of my favorite sayings is, "Always forward." We are focused on our long-term goals while tirelessly driving near-term results. There will always be some challenges along the way, but our company has shown great resilience. Recently, the coronavirus has presented a new challenge. We would like to express our deepest sympathies to all of those who are affected. Our top priority is the health and safety of our associates, vendor partners and customers. We are closely monitoring the situation, which seems to be changing daily, if not hourly. While this has created a near-term headwind, longer term, we continue to view Europe and Asia as important long-term growth drivers. Scott will provide further detail on the recent estimate impact of the coronavirus. Now let me turn to our fourth quarter results. We anticipated a very competitive season given retail bankruptcies, 6 fewer shopping days between Thanksgiving and Christmas and heightened inventory levels across the industry. During the quarter, we were strategic with the cadence of our promotions and carefully managed our inventories. On a total company basis, we delivered a plus 1% comp. We registered strong performance during Black Friday week, which we define as the Tuesday before Thanksgiving through Cyber Monday. We had the highest revenue for this period in the history of our company. In the U.S., Hollister achieved record sales over the week and Abercrombie delivered its strongest top line in over 5 years. For the holiday season, we had a plan to manage through the anticipated traffic peaks and valleys. We started our marketing campaigns earlier and introduced new product and messaging throughout the quarter. Our planning paid off, with record fourth quarter revenues in bottoms, including jeans as well as outerwear and intimates. We also saw a significant improvement in women's tops driven by elevated fashion content and increased adoption of our new bottoms silhouettes. By region, the U.S. posted 10th consecutive quarter of positive comps at plus 3%, and our international comp improved sequentially to a minus 3%. International improvements were broad-based across regions and channels and achieved in spite of late quarter adverse impact to our APAC business from the coronavirus outbreak. By brand, Hollister delivered a minus 2% comp, and Abercrombie delivered a plus 8%. Turning to Hollister. Recent reported comp trends continued with the U.S. outperforming international, guys outperforming girls, and digital traffic and comps outperforming stores. We saw sequential improvements in conversion and improved average unit retail with customers responding well to newness. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call On our last call, we discussed a renewed focus on our proven playbook, particularly on the girls side, with an emphasis on assortment architecture, SKU breadth and investments in our top fashion items. For the fourth quarter, we were able to impact a portion of the girls product. As we progress through the first half, we expect to see ongoing improvement in our assortment architecture and inventory investments. We are especially excited about the opportunity in girls jeans. In the back half of 2019, we continued to see her respond to our fashion offerings. While we chased inventory for these updated styles, we could not keep up with demand. In the first quarter, we've continued to flow in more newness and further increased the mix of fashion to basic. While the composition is still not ideal, we're scaling the business, laying the groundwork for potential comp improvement ahead. And looking beyond jeans, we've experienced better performance in tops as she has been buying our new must-have collections as a complement to our high-rise and straight-style fashion bottoms. On the guys side, we hit a new sales record in the fourth quarter, driven by jeans, outerwear and pants, all of which had their highest fourth quarter revenues in brand history. Gilly Hicks, Hollister's intimate sub-brand, also had a record fourth quarter revenue and another quarter of double-digit comps. As a result of its impressive and sustained growth trajectory, we have invested in additional headcount as we prepare for the next stage of growth. For marketing, throughout the quarter, we focused on speaking to our core Gen Z customer across the platforms that are most meaningful to them, including YouTube, Instagram, Tik Tok, Spotify and Twitch. For the year, we had over 30 million views of The Carpe Challenge, which is our YouTube AwesomenessTV series and achieved double-digit lifts in brand affinity, purchase intent and recommendation. In addition to being on the right platforms, we're also focused on authentically speaking to our teen. On March 2, we introduced the inaugural World Teen Mental Wellness Day, which was created in partnership with National Day calendar and is dedicated to raise awareness of teen mental health issues. In conjunction with this event, we launched the Hollister Confidence Project, a global year-round initiative designed to promote teen confidence. At Abercrombie brands, 2019 was quite the year, culminating in a plus 8% comp in the fourth quarter, its best comp since 2010. Over the past 2 years, our teams have made great strides in refining adult and kids brand purpose and shifting product, voice and experience more closely aligned with the needs of its target customers to offering relevant fashion at a compelling value. Comps were positive for adults and kids as well as domestic and international. Improvement was broad-based as a sequential basis with higher traffic in stores online and AUR growth. At adults, we provided our mid-20s target customer with items that were perfect for a much anticipated long weekend and all of the associated social events. We elevated fit, fabric and design, helping to drive reduced promotions on comparable product. Women's continued to outperform men's, although both delivered positive comps. In women's, we had our best fourth quarter comp in over 8 years, with mid-top dresses and outerwear leading the way. Jeans was another highlight as momentum from our recent Curve Love launch continued with the introduction of new washes and the expansion of mom and ankle straight to the collection. On the men's side, pants, sweaters, jeans and fleece were all standouts. Our Fierce franchise had its fourth consecutive quarter of positive comps, building momentum seen throughout the year. For the holiday, we offered customizable and large-sized Fierce bottles as well as gift sets, which were both well received. Fierce is a great example of our marketing team's focus on consistent storytelling that ties directly to our brand purpose. Over the year, we built on that with the introduction of our Curve Love, softAF and Do 96 Hours In campaigns, which we believe benefited traffic and conversion. Our marketing momentum has continued into the first quarter with the introduction of our 2020 Fierce campaign, which features 24 individuals who we believe embody facing your fierce. The Fierce Family, which includes professional athletes, Megan Rapinoe and Kyle Kuzma, will share their personal experience from self-empowerment, body positivity and overcoming obstacles. At abercrombie kids, momentum continued with our target customer and their parents responding to age-appropriate product that was fashionable, functional and, most importantly, soft and comfortable. Boys and girls both contributed to the positive comp results. Looking ahead, we continue to view kids as an important growth vehicle. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call We're excited about the future of our brands. As we move into Spring, inventory is current, carryover is limited and customers responding well to product and messaging. Shifting gears to our transformation initiatives. Global store network optimization is a critical component to our operating margin expansion plans. The retail environment is incredibly dynamic and the lines between shopping channels have blurred. Our goal is to be there for our customer whenever, wherever and however they choose to engage. Our digital business grew in the double-digit range, exceeding $1 billion in annual revenue. However, roughly 2/3 of transactions still occur in store, which is why stores matter. We're committed to providing our customers the best and most seamless omnichannel shopping experience. For stores, we do not take a "one size fits all" approach. They need to be the right size in the right locations and the right economics. We've been updating our fleet through a combination of reductions in square footage, remodels of existing footprints and store closures. We've been selective in opening new stores, with roughly 1/3 of our 2019 openings in underpenetrated international markets. With every new experience, we strive to improve the health and productivity of our store fleet. Domestically, roughly half of our store base is up for renewal on a rolling 2-year basis with the majority of negotiations occurring in the fourth quarter. We view our landlords as key partners, and we continue to modernize, evolve and invest in our stores. Our U.S. fleet is healthy with roughly 90% of mall stores located in A and B centers, approximately 95% of the base profitable on a 4-wall basis and an average remaining lease life of about 3 years. This, coupled with our strong balance sheet, gives us flexibility to be nimble and to take advantage of previously unavailable opportunities. Our Abercrombie Fifth Avenue flagship is a great example of this. On our third quarter call, we announced that we would be closing this store in fiscal 2020 due to a natural lease expiration and moving to our smaller-footprint Hollister location a few blocks away. After the announcement, we remained engaged with the Abercrombie Fifth landlord and were able to agree on a mutually beneficial short-term lease extension. The economics now makes sense to operate Abercrombie and Hollister Fifth Avenue in the near term in addition to Hollister 34th Street, which remains one of our top-performing stores. This announcement does not change our long-term commitment to closing the majority of our flagships and repositioning within markets to more intimate shopping experiences that cater to our local customers. We entered 2019 with 19 global flagships and exited with 15. During the year, we closed A&F Copenhagen, A&F Milan, A&F London Kids on Savile Row and Hollister SoHo in New York City, removing 107,000 gross square feet from our base. The remaining 15 flagships, which collectively account for an additional 415,000 gross square feet, had a negative 50 basis point impact to comps and a negative 60 basis point impact to operating margins in fiscal 2019. In fiscal 2020, 3 additional flagships will be available for closure, including the previously announced Abercrombie Fukuoka kick-out. Flagships are an important piece of our square footage rationalization story and so is the rightsizing of large-format Abercrombie stores in favor of smaller, more productive omni-enabled spaces. For context, stores that were rightsized over the past 2 years had roughly 30% to 40% lower gross square feet than their older formats. At year-end, 20% of the combined Abercrombie and kids fleet were an updated format. In addition to Abercrombie, Hollister has also been active. At year-end, roughly 53% of its fleet was in the newer format. These remodels have consistently delivered a high single-digit lift in sales versus control stores. In total, we provided our customers with 90 new experiences during 2019, ending the year with 41% of our base with updated formats as compared to roughly 30% in the previous year. For 2020, we are planning for another 75 new experiences, including 30 Abercrombie and kids and 45 Hollisters, some of which will include Gilly Hicks carve-outs and side-by-sides. Since early 2018, we have taken about 6% of our gross square footage out of the base and reduced store occupancy as a percent of sales by roughly 190 basis points. Our plan is to continue to lower store occupancy by reducing gross square footage in the low single-digit range annually, primarily through Abercrombie rightsizes and flagship closures. We are pleased with the progress we've made against our global store network optimization initiatives, bring us closer to achieving the long-term targets introduced at our April 2018 Investor Day. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call At that time, we laid out the goal of doubling our adjusted non-GAAP operating margin from 2017 levels to 5.8%. This path relied on the successful execution of our transformation initiatives. Over the past 2 years, we have made great progress but have also been impacted by some unanticipated external factors, including a stronger dollar, China tariffs and protests in key markets across Europe and Asia. FX has had the greatest impact on operating margin at 80 basis points. On a constant currency basis, this brings our 5.8% target to 5.0% before factoring in the estimated impact of the coronavirus. We are managing through these challenges by remaining focused on meeting and ultimately surpassing our 5.8% operating margin target albeit on a slightly different time line than initially expected. The foundation for future growth is in place. And based on our fourth quarter and full year results, customers are responding to our updated product, voice and omnichannel brand experience. Looking ahead, we are confident that we have a clear path to achieve our goals, including: total sales growth through ongoing U.S. comp growth and increased market penetration in Europe and Asia, benefiting from our local teams in these markets; gross margin expansion on lower AUC, reflecting strategic sourcing efforts and improved assortment architecture and slightly higher AUR from data analytics and data analytics tools, including markdown and size optimization; and operating expense leverage through ongoing reductions in square footage which, coupled with expected sales growth, will further improve store occupancy and fund ongoing investments in customer-facing efforts. As always, we remain focused on controlling what we can control and mitigating what we cannot. And with that, I'm going to turn the call over to Scott to discuss our recent results in more detail as well as our outlook for 2020. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran. Starting with the fourth quarter. Total net sales of $1.2 billion rose 3% from last year on a reported and constant currency basis. We had adverse impacts of approximately $3 million related to changes in FX and $4 million primarily from store closures in mainland China due to the coronavirus. Comp sales came in at plus 1% versus plus 3% last year. Our marketing and loyalty investments continue to drive positive cross-channel traffic and support ongoing digital growth. Hollister posted a minus 2% comp versus plus 6% last year, and Abercrombie was plus 8% versus minus 2% last year. Overall, our digital performance served to offset store traffic, which remained negative. By geography, the U.S. achieved its 10th consecutive quarter of positive comp sales with a plus 3 on top of a plus 5 last year. International comps, while still negative, registered significant sequential improvement in both Europe and Asia, coming in at minus 3% versus minus 8% in Q3 and minus 2% last year. Gross profit rate declined 90 basis points to 58.2% from 59.1% last year, with higher AUR offset by higher AUC. This included the adverse impact from changes in FX of 50 basis points and from China tariffs of 30 basis points. I'll now recap the rest of our results for the quarter and the year compared to last year on an adjusted non-GAAP basis. Excluded from our fourth quarter operating results this year were approximately $2 million of pretax charges related to flagship store asset impairments. Operating expense, excluding other operating income, was up 2% as compared to last year, primarily due to volume-related costs from higher digital net sales and increased marketing. This was partially offset by a reduction in store payroll and consulting expenses. Operating expense as a percent of sales leveraged 30 basis points as compared to last year. Operating income was $125 million compared to $130 million last year, reflecting year-over-year adverse impacts from FX of $7 million and China tariffs of $4 million. The adjusted effective tax rate for the quarter was 29%. Net income per diluted share was $1.31 compared to $1.35 last year, with FX adversely impacting year-over-year results by approximately $0.07. For the full year, excluding our -- excluded from our 2019 operating results were approximately $13 million of pretax charges related to flagship store asset impairments. This compares to approximately $11 million of excluded charges last year related to certain legal matters and flagship store asset impairment. Net sales were $3.6 billion, up 1% on a reported basis and up 2% on a constant currency basis compared to last year. Comp sales were plus 1% versus plus 3% last year. Gross profit rate was 59.4%, down 80 basis points from last year, with flat AUR offset by higher AUC. Results include adverse impact from changes in FX of 30 basis points and from China tariffs of 10 basis points. Operating expense, excluding other operating income, rose 2% from last year, primarily due to $47 million of flagship exit charges, mostly related to our Hollister SoHo flagship as well as increased volume-related expenses from higher digital net sales and investments in marketing. These 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call increases were partially offset by benefits from changes in FX, decreased compensation and consulting costs and reduced store occupancy expense. This resulted in an operating expense deleverage of 60 basis points. Other operating income contributed 20 basis points of deleverage. Operating income was $83 million, down from $139 million last year, reflecting the $47 million of flagship store exit charges this year and a $19 million adverse year-over-year impact from FX. The effective tax rate for the year was 28%. Net income per diluted share was $0.73 compared to $1.15 last year. The year-over-year decline was primarily driven by $0.53 of flagship store exit charges this year and $0.20 from changes in FX. Turning to cash flow and the balance sheet. Our fourth quarter performance was a key driver of our full year operating cash flow of approximately $301 million compared to $353 million last year, which helped fund $203 million of capital expenditures, $115 million of returns to stockholders through share repurchases and dividends and $20 million of debt repayments. We ended the year with $671 million in cash compared to $723 million last year. Gross borrowings outstanding were $233 million compared to $253 million in 2018. Total inventories ended the quarter down 1% compared to last year. This was better than our expectation discussed on the third quarter call about low to mid-single digits. Our overall inventory position entering the quarter was well balanced across brands with strategic investments in our must-win and must-grow categories. We expect to end the first quarter with inventory up low-single digits, excluding potential supply chain disruption resulting from the coronavirus. Moving on to our fiscal '20 outlook. As we look to the full year, there is significant uncertainty across our industry as we attempt to assess the potential impact of the coronavirus on the global consumer and the global supply chain. We are providing a full year outlook that takes into account the estimated impact on our operations in the first half of the year, based on the information available today. Given the fluid nature of the situation, this is subject to change. When evaluating our outlook, we consider several factors, including store closures, consumer travel and demand, production delays, raw material availability and freight congestion. Regarding store closures and consumer travel and demand. We know that roughly 10% of our revenues were derived from the APAC region in fiscal 2019 and about half of that from mainland China and the Hong Kong Special Administrative Region. Outside of APAC, we have begun to see temporary store closures and reduced store hours in other regions. We have also experienced weakening trends in our tourist-heavy locations even when stores have not closed. On the supply chain side, in 2019, approximately 22% of our total merchandise receipts were sourced from China, and 15% of the total receipts were sourced in China and imported to the U.S. We expect to reduce these percentages in 2020 to the low-teens and roughly 10%, respectively. In addition to these factories, most of our fabric mills are in China. To date, we have not seen meaningful delivery disruptions. All factories and mills are now operational, although running with delays, which may cause increased short-term freight costs. We continue to be in close contact with our partners and are evaluating all options to try to ensure that we do not disappoint our customers. For the year, including our estimated first half impact of the coronavirus, we expect net sales to be flat to up 2%, including an approximate $60 million to $80 million adverse impact related to the coronavirus and a $10 million adverse impact from FX. Comp sales to be down low-single digits, reflecting a 200 basis point impact from the coronavirus. Gross profit rate for the year to be down 50 to 70 basis points from the 2019 rate of 59.4%, including a 50 to 70 basis point adverse impact from the coronavirus and the adverse impact from changes in FX of approximately 30 basis points. Operating expense, excluding other operating income, to be approximately flat to the fiscal 2019 adjusted operating expense of $2.07 billion. An effective tax rate in the mid -- or I'm sorry, in the upper 20 to low 30 and capital expenditures of approximately $175 million. For the first quarter, we expect net sales to be down in the mid-single digits compared to last year, including an approximate $40 million to $50 million adverse impact related to the coronavirus and a $5 million adverse impact from FX. Comp sales to be down in the mid-single digits, reflecting a 600 basis point impact from the coronavirus. Gross profit rates to be down 100 to 150 basis points from last year's 60.5% rate, including a 100 basis point adverse impact from the coronavirus and the combined adverse impact from changes in FX and anticipated China tariffs of approximately 50 basis points. Operating expense, excluding other operating income to be flat to up 2% from 2019 adjusted operating expense of $472 million 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. 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Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call and an effective tax rate in the upper 20s. A detailed walk of our pre- and post-coronavirus earnings expectations is available on Pages 32 and 33 of our investor presentation. With that, I will turn the call back over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Before Q&A, I just would like to take a moment to thank our global store teams for all of your hard work this year and to our global partners for your help and support during this period of uncertainty. Operator, we're ready for questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) We'll take our first question from Paul Lejuez with Citi. Paul Lawrence Lejuez - Citigroup Inc, Research Division - MD and Senior Analyst Curious, just the high level in -- within the U.S. market, what you're seeing around the competitive landscape as far as competitor store closings, whether that has had any sort of a near-term impact in some of your stores. Do you think store closings provide a market share opportunity in F '20 anymore so than F '19? And then Scott, maybe you could talk a little bit about some of the puts and takes on SG&A? Maybe come through just what are the big SG&A buckets, which are moving in the right direction, which are moving in the wrong direction. If you could give a little color there? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Sure. I'll kick it off, and then Fran can chime in. As we think about the competitive landscape in the fourth quarter, it was competitive. It always is. We were very happy with how we performed through the quarter, delivering a positive comp with Abercrombie at plus 8%, a nice mark compared to last year. We had a plan. Fran mentioned now, we had a plan coming into the quarter. We knew that the peaks were going to get higher and the troughs will get lower and that's how it played out. Specifically on store closures, it's not something that we looked at and said that was a driver of our business. One of the good things about store closures in the industry is it gives us more opportunities from a real estate perspective to maybe get into a mall that didn't have space available before. It maybe gives us an opportunity to remodel or right-size the store. So we like seeing some of that inventory come on from a real estate perspective. On the puts and takes in the SG&A outlook, as we think about next year, full year, it's kind of a similar theme. We'll see some inflation as we look at store payroll and we look at some freight and transportation. We'll also see a little bit of inflation come at us on the digital side, one from a mix shift into digital but also from some of that freight. We're going to continue to invest in marketing. We're going to continue to invest in our people. And really, the funding is going to come from occupancy reductions. It's something that we've been working on significantly over the past few years. We're seeing the benefits of that year after year. So that's going to be a funding impact. We're also continuing to look at our transformation initiatives. We had a good ramp in the last couple of years that will stabilize a little bit here in 2020. So that's what kind of takes us to some of those SG&A investments and some of the funding that we have internally. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Just to wrap it up -- sorry, just to underscore what Scott said. We're extremely proud of the team. We did go in anticipating a competitive quarter. We were ready to compete. They aligned our product, our voice and experience and the customer responded, and we're very proud of our results. Paul Lawrence Lejuez - Citigroup Inc, Research Division - MD and Senior Analyst And just to follow up. I'm curious if over the last several weeks here, inventory planning or expense planning has changed at all as a result of the coronavirus. You guys are one of the ones -- one of the first to really try to estimate the impact from this whole thing. So we appreciate that. But I'm curious if you've actually made changes already to inventory buys, expense planning as a result of it. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Our process hasn't changed. We actually look at inventory and expense planning on a weekly basis for every year that we've existed here. That hasn't changed with COVID. A little more focus on the inventory, a huge thanks to our global supply chain partners and our sourcing team here. It's been a 24/7 conversation with our suppliers to understand where they are in ramping up post CNY and what that means to our inventory flows as we go through the quarter. We always have a piece of our expense base that is variable. We trigger into that during the year, and that's a process that will continue week after week. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. I mean 2019, Paul, was a complicated year. And a lot of credit to the team globally that helped us manage through that very effectively, and we expect to do the same this year. Operator And your next question comes from Dana Telsey with Telsey Advisory Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer As you think about the international and the U.S. business, and obviously, you saw a bit of improvement certainly in the international business compared to the third quarter, what were the puts and takes with Abercrombie and Hollister? What did you see domestically from Abercrombie and Hollister that might have been the same or different from last quarter? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director It's Fran. So what we saw domestically, we also saw internationally. The results were essentially -- were very similar. So we start with A&F. We had a strong U.S. fourth quarter. We had a strong quarter overall. And from a product perspective, exciting wins in that brand. Outerwear, which was a big topic, I think we discussed at ICR. Very proud of the assortment. We drove through fashion as well as core for men's and for women's. Very, very strong, with nice denim business. We set quite a few records for that brand. In Hollister, again, same thing. Domestically and internationally, very similar wins. Guys Hollister had another record year. We had some opportunities in the girls business, which we discussed on the call last time. We're addressing those product opportunities. I would say the 2 key ones were in denim and in top, where we're seeing progress in both of those. Let's start with denim. We saw a really significant shift from our girl's denim customer out of core and into fashion, and we're catching up as quickly as we can on those inventories. And on the tops business, which across the industry has been tough, we're seeing nice sequential improvement 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call in Abercrombie women's and in girls. We've got some big winners in girls that we're going to really work on for the second quarter and chase as quickly as we can because we're seeing some good wins, particularly in the new must-haves that we just landed. Back to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. I'll add in a little bit on the international. So we did see nice improvement in our key markets in Europe pre-coronavirus, in APAC also. What we did see is some of that macro disruption that we've been talking about throughout the year, like Brexit and some of the protests, settle down a little bit in the fourth quarter and our comps kind of got back on to that trend, that low single-digit negative trend after the drop in Q3. So a little more stable environment in Europe, again, pre-coronavirus. Operator Next question comes from the line of Matthew Boss with JPMorgan. Steven Emanuel Zaccone - JP Morgan Chase & Co, Research Division - Analyst This is Steve Zaccone for Matt today. Maybe to start, I wanted to better understand the comps outlook. So we think about trends outside the virus impact. What's driving the change in comp growth outlook to approximately flat versus the prior commentary of positive comps that you talked about at your Analyst Day plan? Along those same lines, how should we think about the performance of the 2 concepts within the guidance? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Let me kick this one off, Steve. Yes, as we think about 2020, the put out there of the approximately flat comps, it's kind of where we ended up in 2019. We are plus 1 for the year, which I'm going to call kind of right around flat as we think about full year outlook. It's a little bit hard to really break coronavirus out of our results as we're thinking about it. We've given you the table to do that. But it's part of our business. We're living it today. We are a global business. We operate in 20 countries around the world, and each of them is seeing some level of impact. What we've tried to do with our outlook is to give you a baseline of what we think that impact is going to be globally. And that's APAC, that's Europe and U.S. as we see lower travel, lower global travel. So that's how we set up the outlook into the year. And what we're trying to do right now is control the controllable as we go through the quarter. Steven Emanuel Zaccone - JP Morgan Chase & Co, Research Division - Analyst Yes. Understood. Then one on gross margin. Can you just talk a bit more about expectations for AUR and AUC as we progress through the year? Excluding the adverse impact of coronavirus and FX, it seems like your gross margin guidance for the full year is like a 30 basis point increase. So just what's the expectation for AUR and AUC within that guide? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO For 2020, we are optimistic on the AUR and AUC fronts. We came through 2019, saw increasingly strong performance on AUR, nice performance in Q4 on the upside. Going into 2020, we feel like we have opportunities on AUC on the cost side. So we can keep that stable AUR and pick up a little bit on the cost side as we get back to some of those fundamentals that we've been talking about through the year on SKU breadth and assortment architecture. We feel like that's going to give us some benefits in AUC. Again, putting the coronavirus and the FX aside with some of the uncontrollables. So optimistic coming into the year for gross margin expansion outside of those factors. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call Operator And next, we'll go to Kate Fitzsimons with RBC Capital Markets. Kate Bridget Fitzsimons - RBC Capital Markets, Research Division - Assistant VP Scott, I guess building upon Steve's question there. When we're looking at the full year revenue outlook, certainly appreciate there are a lot of moving pieces with the coronavirus, but you are looking for some pretty nice improvements into the back half as per the guide. Can you just speak to optimism on driving those gains, whether it be by brand, category, region or channel? Just what initiatives should we think of as on deck in 2020 that you think can drive those sequential gains? I guess assuming these headwinds are more so confined to the first half year. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Correct. As we set up the outlook for the year, we're thinking about this on a first half basis today with the information we have at hand. Looking at the full year, we do think we can grow sales. Our outlook, including the $60 million to $80 million adverse impact from coronavirus, is flat to up 2%. We're starting to see some of that benefit of a spread between comp sales and net sales. As we get through more remodels, we get through some rightsizes of our stores. We continue to open stores on a global basis. Opened 40 stores last year. Going to open 40 more this year is our expectation. So we're optimistic that we'll see a positive spread there on the net sales versus comp. When we think about brands, we don't give an outlook by brands, but our outlook -- our goal is to challenge both of our brands to be positive throughout the year. We go into every quarter thinking that way and every year. From a geo perspective, we assume that the same trends will continue with the U.S. outperforming international. That's kind of been our trend here for the last couple of years. And from a channel basis, we would assume that digital would outperform stores. So a lot of the same of what has been happening over the last couple of years and looking forward to seeing some of the benefit from comp and net sales spread. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. I would just underscore -- I mean we've done a lot of transformation in the business. We've built good fundamentals, and we have good building blocks in place as we move through the year. Operator All Right. And your next question comes from the line of Mark Altschwager with Baird. Mark R. Altschwager - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst I wanted to touch on the real estate side. You talked about taking advantage of some opportunities (inaudible) and it sounds like the leasing environment has turned more favorable based on your comments and some from your competitors. So with that in mind, could you just update us on how you're thinking about the potential for the pace of the A&F rightsizes over the next 1 to 2 years? I know availability had been a -- has been a constraint there. I think your -- the slide in your outlook, it looks like you're planning on actually fewer in 2020 versus 2019. So if you could just touch on that and the potential for acceleration? 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I'll kick off, and then I'll let Scott get into a little bit more of the details. So yes, we just came through some of our negotiating with our landlords. And as you know, we are one of the few global retailers that's investing in stores. And we were able to have very constructive conversations with them. We were pleased with the outcome. I also mentioned more specifically on -- in my formal comments even at A&F Fifth Avenue that we're going to keep that open for another year because we're able to come up with a mutually agreeable opportunity for ourselves. I'll let Scott get into a little bit more of the detail about the pace ahead. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. Thinking about the new experiences that we'll deliver. We had 90 in 2019. Our expectation is for around 75 in 2020. The total new stores around 40 each year there so very consistent. The availability of remodels and rightsizes is really what's swinging it a little bit year-over-year. So we're excited to have 20 more rightsizing opportunities this year. As we've talked in the past, these are hard to come by because we need more partnerships from our landlords in order to move out of our space or to carve up our large store into a smaller space. On the remodel side, the pace at Hollister is slowing a little bit. We've gotten through a pretty good chunk of the fleet so that we expect that to slow down a little bit as we go through year after year, but really excited about delivering another 75 this year. Mark R. Altschwager - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst And Scott, just a quick modeling follow-up. A lot of moving pieces. Could you just speak specifically on how you're thinking about free cash flow for 2020? And just any detail on how you're planning inventory through the year? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Start with inventory. So on that, we try to keep it right around sales. So coming into this quarter, we were down 1%, and sales in Q4 were up a bit on a constant currency basis, are up 3% on a total basis, up 2% for the year on a constant currency basis. So feel good about our inventory planning. Our free cash flow, it goes down our normal capital allocation walk. Investing in the business from there, it's share buybacks or debt repurchases. We did a little bit of both in 2019. We returned $115 million to shareholders through buybacks and the dividends. And we also bought down about $20 million of our debt. So excited to use the liquidity and the strong balance sheet that we have to continue to return cash to shareholders and deleverage the organization. Operator Your next question comes from the line of Susan Anderson with B. Riley FBR. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst I was curious maybe to get your thoughts looking out the next few years, just on your longer-term operating margin goal taking a step back this year due to the coronavirus. But how are you thinking about that as we kind of look out over the next 3 years and the opportunity there? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. So I'll kick off. So the 3 key levers that we talk about are still the 3 key levers that we're focused on. So clearly, driving our top line is opportunity #1. We see that from a comp perspective domestically and from a net sales opportunity internationally, as we continue to build our market share 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call outside of the U.S. Gross margin expansion would be lever #2. And then 3 would be operating expense leverage driven primarily through these opportunities that we have with our global real estate optimization strategy. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll just add on to the international piece. We are super excited long term. We believe in that business. We're investing in our teams. It's something we talked about through 2019, and we will continue to invest in our teams. So we have high aspirations for the international business. There's clearly a lot of noise out there in key markets in Europe and with the coronavirus in Asia and moving west. But we are optimistic long term, and that's going to be a key driver for us long term. Fran mentioned the U.S. piece of this. We had our tenth consecutive quarter of positive comps. The brands are getting stronger year after year. The foundation of the company is getting stronger year after year. We believe that we can keep that going in the U.S. and then we have a ton of white space to fill in, in international markets. So optimistic long term, and we're going to lean in our teams in these local markets to help us build. Susan Kay Anderson - B. Riley FBR, Inc., Research Division - Analyst Great. That's helpful. And if I could just add a follow-up on just the fashion or product side of things. Maybe if you could talk a little bit about how you see 2020? Do you still see significant opportunity on the denim side maybe with new fits or washes? And then do you see any other opportunity within pants going forward or bottoms? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So the answer to both is yes. We're excited about what's continuing to happen in denim in both brands and all genders. And there's so many exciting new things happening. The high-rise continues to get more and more important. The customers are responding now to a straight jean as well, which is something a little bit newer for her. Our Curve Love continues to grow in both brands. And in men's as well, men's denims has been strong. So super excited. As far as bottoms go, there's lots of things happening in bottoms we had throughout the year, not just in denim but in shorts and in skirts. So we're seeing some newness happening as well. So we're capitalizing on all the signs that we're seeing today. Operator Next, we'll go to Tiffany Kanaga with Deutsche Bank. Tiffany Ann Kanaga - Deutsche Bank AG, Research Division - Research Associate Thank you for all the very helpful detail around the coronavirus impact. Could you help us understand a little better what level of disruption from today is folded into your full year projections in terms of coronavirus, whether you assume any incremental worsening conditions in particular regions or if we're past the deepest impacts in your view? What is the incorporated time line for moving beyond sales and supply chain disruption in areas that are already affected? And especially what you factored in with respect to potential challenges in Europe? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Okay. Let me get after this one. All right. So thinking about how we set up the year, the $60 million to $80 million is based on a first half impact. So we have looked at this as more of a 6-month phenomenon at this point. Again, no one knows. There's a ton of uncertainty out there. The way we've broken out that $60 million to $80 million is we have -- we're living what's happening in the APAC region right now, seeing store closures from day 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call 1 of the quarter in mainland China and seeing some significant impact on the Hong Kong business also. So that's a big piece of this is what's happening in the APAC region. As we think about what's happening versus what's going to happen, we've given ourselves some provision, I guess I would say, on the European tourism business to continue to suffer a little bit as the travel restrictions get more and more intense. I think we've seen that more and more out of China and into Europe but also global travel from corporations. So I think the travel is continuing to slow. So we have a provision in there for that. Same impact has happened in the U.S. as we think about our stores, up and down the coast, on the east and west side, that we're seeing an impact to those stores already from a reduced travel, and we expect that to continue. So lots of moving pieces, as you said. I'll move on to the supply chain. With the supply chain, it's getting back up and running. I think we're optimistic that we can get past any significant amount of delays. We are seeing some delays right now. I think they're pretty consistent with what others have said in kind of that 2-, 3-, 4-week period. We're going to look for different options on transportation in order to accelerate the travel back here to the U.S. or our European DC. So optimistic that we can work through that. Operator And your next question comes from the line of Janine Stichter with Jefferies. Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst I wanted to ask a little bit about Gilly Hicks. Another strong quarter and sounds like you're investing a little bit more in that business there. Can you give us an update on how many side-by-sides and carve-outs you currently have, what the mix looks like next year? Just any more color you can give on kind of where you see the opportunity and where you've been seeing the recent trends. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I'll let Scott get into the detail of the side-by-side, and carve-outs. Just real quick, on a high level, Janine, we are seeing really nice product acceptance for Gilly, and we were able to open up several side-by-sides and carve-outs this year and have several plans as we head into '20. So the consumer globally is responding nicely to both the intimate piece of that business as well as sleep piece of that business. We do have some exciting new product launches coming up later in the year that I can't share yet but some exciting new things happening. And we've also separated the teams, which was some news that we talked about earlier today, because the Hollister team and the Gilly team, in order for both of them to grow, we've separated the teams and named a new lead for Gilly, which we're excited about. And Scott is just quickly looking up the numbers... Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. In 2019, we opened additional 15 carve-outs -- or I'm sorry, side-by-sides for Gilly, an additional 7 [carve-outs] (added by company after the call). It's something that we will continue to do this year. We have more slated. We love what's happening in that box for the side-by-side. It is improving the productivity of the box and really having that special entrance for Gilly or that special room, in a carve-out for Gilly really helps it kind of isolate as a separate brand. And so we're excited about the response from the customer. It's something we're going to remain on that track as we go through 2020. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director If you get the chance to get up to Garden State Plaza, it's a great example of a new side-by-side that we opened in the fourth quarter of 2019. Operator And next, we'll go to Kimberly Greenberger with Morgan Stanley. Kimberly Conroy Greenberger - Morgan Stanley, Research Division - MD Fran, I wanted to follow up on your earlier comments with regard to women's denim selling out. And I'm wondering if you feel like your kind of base level in stocks in some of your evergreen denim styles might be on the light side if you're planning on making some investments there. And when we would see that flow in 2020? And then it sounded like you were sort of reflecting down that 5.8% long-term operating margin target and saying the like-for-like comparison is 5%, if you look at it on a constant currency basis. So should we take that as 5% is your sort of new long-term operating margin target? And do you feel like that is realistic and achievable in the time frame originally presented? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So just for clarity on the women's denim, let's break down women's and girls. So starting with Hollister. What we have seen is an outsized move from our customers from what we call our core QR fashion, which I imagine is what you're referencing to on the evergreen style. So the core piece of the business, we've been transitioning into more fashion inventory. We've been doing that since the third quarter and into the fourth quarter. The demand for the fashion just continues to outpace the amount that we keep bringing in, but we are currently working on catching those inventories up. Women's and specifically for A&F has also been a nice transition into the fashion business that they did not have as much core to transition through. I'll let Scott answer the second part of your question. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO On the long term, the 5.8%, that is still a target for us long term. And based on how our peers have been operating, we feel like we should be beyond that. It's something we talked about since our April '18 Investor Day. We have a lot of work to do from our transformation and our store optimization work. Specifically, to get to that 5.8% is the first point, but we believe, long term, we can be above that. So the 5.0% is meant to give a little, I guess, clarity around how impactful the FX has been over the past 18, 24 months, so just a level set there. Operator Next question comes from Janet Kloppenburg with JJK Research. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Fran, I wondered if you could touch on the progress of Hollister, maybe focus on both Europe and the U.S. I know you talked about some categories improving, but can you confirm that Hollister comps were positive in North America in the fourth quarter? I think you said that, but I may be mistaken. And also, the European performance was better than expected in the fourth quarter. So I wondered if you could talk about the new merchandising team and the progress being made there. And lastly, excluding the coronavirus, I was wondering if you could give us an idea of how U.S. trends back here in the early spring. The stores look quite good. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Okay. Let's start with the progress on Hollister. So number one, the guys business was a record for the quarter again. So strong guys business domestically and internationally. The girls business did make progress and it made progress in certain categories, both internationally and domestically. Those are the kind of the 2 [categories] (added by company after the call) that I've highlighted, which was making progress in top and making progress in denim. And we're seeing progress in both of those across both channels. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO On the comps, we didn't give regional by brand comps. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President Okay. Yes. Okay. Go ahead with the progress in the Europe plan. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'll just reiterate what I said a bit earlier. Progress in Europe specifically was across brands. We talked a little bit -- I'll start with the macro and Fran can chime in on some products. Seeing from a macro stabilization, Brexit is something that we talked about as being an impact in Q3 as it was really ramping up. Having a little bit of clarity there has seemed to help us in the U.K. business. Hollister is a little more impacted by that with the bigger store counts across the U.K. So I think that was a bit of a helper. And then just seeing some of the stabilization as you think about France and Italy and Spain as we got through the quarter. And then as the weather got a little more seasonal in Europe in Q4, our products were aligned with what the customer is looking for. So again, across the business and across brands, saw some of that product improvement quarter-over-quarter also. Operator And your next question comes from the line of Marni Shapiro with Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Congratulations. The stores look really fantastic. You've invested on the high marketing. And I think you talked about the numbers were up, spending was up a little bit in 2019. Are the numbers going to be up, investments in marketing up in 2020 on top of what was up in 2019? And are you investing both in the U.S. the same rate as international? Or is it more weighted in one area? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Marketing will be up in 2020 off of an increase in '19. We made a really nice step-up back in 2018 with marketing. We continued in '19 and will continue in '20. We are investing in both -- some of this incremental spend in both the U.S. and international markets. We've been building our teams in Europe and Asia on the marketing side. And we're excited to feed them a little bit of marketing dollars in 2020 to get to -- our localization efforts rolling. Marni Shapiro - The Retail Tracker - Co-Founder That's what I was just going -- so you have a team on the ground because the marketing in Asia is very different than it is here until you've built a team there to tackle it. It's not being done out in the U.S. necessarily? 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 MARCH 04, 2020 / 1:30PM, ANF - Q4 2019 Abercrombie & Fitch Co Earnings Call Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Well, that's the transition that we're in right at the moment because we talked this year, Marni, about how we've launched the regional offices in EMEA and APAC, London and Shanghai, respectively. And we're building -- we're currently building those teams. They've been working with the global team here in the U.S. and then they will be responsible for their own individual local campaigns. Marni Shapiro - The Retail Tracker - Co-Founder Fantastic. And can you just remind me as far as Tmall and those businesses, where you guys stand and how that looks? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Tmall is the bigger piece of our digital business in China. The business has been good. More recently, it's been impacted by the coronavirus. We're really excited about some merchandising and marketing talent that we put into the Shanghai office and really building an assortment for Tmall and building a better strategy for Tmall versus what we had in the past. So we think it's a huge long-term opportunity for the company. We've had nice growth to this point but looking forward to accelerating that in the future. Operator We have one more question. We'll take that from David Buckley with Bank of America. David Loughran Buckley - BofA Merrill Lynch, Research Division - Analyst I had a question on the kids business. It sounds like it was another strong quarter for the year. How large is the category now? And what have been the key drivers of the momentum there? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So we did have a nice quarter for kids. The product reception to kids has really been very strong. Our whole mantra on life is play (sic) [play is life] and letting kids be kids is really resonating from a marketing perspective. We don't break the category out. We report on the Abercrombie brand in total. Operator It looks like we have no further questions at this time. So I'd like to turn it back over to Fran for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I just want to say thank you very much, everybody, for this morning, and we look forward to updating you all on our continued progress on our next call. Operator That does conclude today's conference. We thank everyone again for their participation. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2020 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

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